UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2016

Cvent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36043	54-1954458
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Greensboro Station Place, 7th Floor Tysons Corner, Virginia	22102
(Address of principal executive offices)	(Zip Code)
(703) 226-3500
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 17, 2016, Cvent, Inc. (“Cvent”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Papay Holdco, LLC (“Parent”) and Papay Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Cvent (the “Merger”), with Cvent surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P. and Vista Holdings Group, L.P.
On October 17, 2016, the parties mutually agreed to extend the termination date specified in the Merger Agreement until April 17, 2017. No other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.
The Merger remains subject to certain conditions, including, without limitation, the expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cvent, Inc.
Date: October 17, 2016	By:	/s/ Lawrence Samuelson
	Name:	Lawrence Samuelson
	Title:	Senior Vice President, General Counsel and Corporate Secretary